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                                                               EXHIBIT 5

                                [LETTERHEAD]

                              November 21, 1995



Network Long Distance, Inc.
525 Florida Street
Baton Rouge, LA  70801

     RE:  SEC REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

     I am counsel for Network Long Distance, Inc., a Delaware corporation (the "Company"), in connection with its proposed public offering under the Securities Act of 1933, as amended, of 25,252 shares of the Company's Common Stock through a Registration Statement on Form S-3 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

     (1) Articles and Amended Articles of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, as amended.

     (2) Minute Book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

     (4) The other exhibits to the Registration Statement filed with the Commission.

     I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.





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NETWORK LONG DISTANCE, INC.
NOVEMBER 21, 1995
PAGE 2


     Based upon the foregoing and in reliance thereon, it is my opinion that: (i) the 25,252 shares of Common Stock, $.0001 par value, will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in such Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                    Very truly yours,


                                    /s/ JOHN B. WILLS
                                    ---------------------------
                                    John B. Wills

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